Exhibit 99.1

Intrawest Announces Appointment of New Chief Executive Officer and Promotion of
Experienced Ski Industry Executive to Chief Operating Officer

- Company Reaffirms Fiscal 2015 Guidance -

Denver, Colorado, November 21, 2014 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today announced the hiring of Thomas F. Marano as the Company’s Chief Executive Officer, effective immediately. Mr. Marano will also serve on the Company’s board of directors. Additionally, Intrawest has promoted Sky Foulkes, President of Stratton Mountain Resort, to the position of Chief Operating Officer. William A. Jensen has tendered his resignation as CEO, for personal reasons.

Mr. Jensen stated, “Intrawest is well positioned to continue to build on the success and progress the entire team has made over the past five years and most recently since our IPO earlier this year. The depth and experience of the team that is in place will support Tom and Sky as they work to take the company to the next level.”

Mr. Tom Marano, Chief Executive Officer, commented, “I am excited to have the opportunity to lead the Intrawest team towards maximizing value while continuously improving on the experience of our guests. I believe there are significant near and long-term opportunities to create meaningful value for all shareholders.”

Prior to joining Intrawest, Mr. Marano was Chairman and Chief Executive Officer at Residential Capital LLC (also known as ResCap) from 2008 to 2013. From April 2008 to April 2009, Mr. Marano was a Managing Director at Cerberus Capital Management, where he led mortgage activities and had oversight of ResCap. Mr. Marano served as non-executive Chairman of ResCap until August 2008, then Chairman and Chief Executive Officer. In April 2009, Mr. Marano became the Chief Capital Markets Officer of GMAC as well as the Chairman and Chief Executive Officer of ResCap. Prior to this, Mr. Marano served at Bear Stearns for 25 years where he was the Head of Global Mortgage and Asset Backed Trading and Originations from 2006 to 2008. He also serves as a Trustee at the Intrepid Fallen Heroes Fund. Mr. Marano holds a Bachelor's Degree from Columbia College in New York City.

Mr. Foulkes will be working on day to day operations across Intrawest’s mountain and adventure assets. Mr. Foulkes has over thirty years of experience in the ski resort industry, twenty of which have been with Intrawest. Most recently, Mr. Foulkes has been the President and Chief Operating Officer of Stratton Mountain Resort since 2007.

About Intrawest Resorts Holdings, Inc.

Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company owns interests in seven four-season mountain resorts with more than 11,000 skiable acres and over 1,140 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, the Pacific Southwest and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, the leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages, markets and sells vacation club properties; manages condominium hotel properties; and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

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Forward-Looking Statements

This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our recent acquisition and other risks associated with our acquisition strategy; Steamboat Ski & Resort's dependence on subsidized direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; risks of foreign currency fluctuations; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change; our ability to successfully maintain internal control over financial reporting; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; risks associated with Fortress’s ownership of a majority of our outstanding common stock and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2014, filed with the Securities and Exchange Commission (“SEC”) on September 23, 2014, as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact

Investor Relations

Intrawest Resorts Holdings, Inc.

(303) 749-8370

InvestorRelations@intrawest.com

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